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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of First Capital, Inc. on Form S-4 of our report dated July 22, 1999, included and incorporated by reference in the Annual Report on Form 10-KSB of First Capital, Inc. for the year ended June 30, 1999, and to the use of our report dated
July 22, 1999, appearing in the Joint Proxy Statement-Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in the Joint Proxy Statement-Prospectus.



/s/ Monroe Shine & Co., Inc.
    ------------------------
     New Albany, Indiana

     September 15, 1999